Exhibit 99.1

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer	Jaffoni & Collins Incorporated
Chief Financial Officer	(212) 835-8500 or FLYR@jcir.com
(303) 706-0778

NAVIGANT INTERNATIONAL (FLYR) RECEIVES DELISTING

NOTICE FROM NASDAQ, WILL REQUEST HEARING

Denver, Colorado – April 5, 2005 – Navigant International, Inc. (Nasdaq: FLYR), the second largest provider of corporate travel management services in the United States based on airline tickets sold, announced today that, due to the previously disclosed late filing of its Form 10-K for the fiscal year ended December 26, 2004, it has received notice from the staff of The Nasdaq Stock Market indicating that Navigant is subject to potential delisting from the Nasdaq National Market as a result of a violation of Marketplace Rule 4310(c)(14). In addition, the notice states that, as of the commencement of trading on April 5, 2005, an “E” will be appended to the end of Navigant’s trading symbol for its securities, so that the symbol will become “FLYRE.”

Navigant understands that this notice is routine Nasdaq procedure when a listed company fails to make a filing on time. Receipt of the notice will not result in immediate delisting of Navigant’s Common Stock. Navigant expects to request a hearing with The Nasdaq Listing Qualifications Panel to appeal the Nasdaq staff’s determination no later than April 8, 2005. This request will stay the delisting pending the hearing and a determination by the Nasdaq Listing Qualifications Panel. There can be no assurance, however, that the Panel will grant Navigant’s request for continued listing. Nevertheless, if the Company fails to request the hearing on time, Navigant’s securities will be delisted from The Nasdaq National Market at the opening of business on April 12, 2005.

Navigant had previously announced that it had not filed its Form 10-K within the required time as a result of a proposed restatement of its financial statements for the fiscal years 2000, 2001, 2002 and 2003, each of the four quarters of fiscal 2003 and the first three quarters of fiscal 2004. Navigant also reiterated that it is determined to file its 2004 Form 10-K as promptly as possible.

About Navigant International, Inc.

Denver-based Navigant International, Inc., doing business as TQ3NAVIGANT, is the second largest corporate travel management business services provider in North America, based on airline tickets sold, serving corporate, government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. The Company currently employs more than 5,100 Associates and has operations in 1,000 locations in 20 countries and U.S. territories.

This news release contains forward-looking statements, including statements about the Company’s financial results, high leverage of debt to equity, transaction volumes, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, our significant indebtedness and variable interest payment obligations, restrictions in our credit facility on our ability to finance future operations or capital needs, disruptions in the travel industry such as those caused by terrorism, war or general economic downturn, competition, our ability to continue to acquire and integrate potential future acquisitions, our ability to manage our business and implement growth strategies, failure of technology on which we rely, other risks described in the Company’s annual report on Form 10-K for the year ended December 28, 2003, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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